Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Ryan Reed
Director, Corporate Development & Investor Relations
(765) 490-5664
ryan.reed@wabashnational.com

Wabash National Corporation Announces First Quarter 2021 Results

▪Revenue of $392.0 million, which is within prior guidance range
▪Operating income of $11.2 million and operating margin of 2.9% both show sequential improvement
▪Net Income of $3.2 million or earnings per share of $0.06.
▪Backlog of $1.5 billion up 57% YoY; outperforms normal sequential seasonality
▪2021 EPS outlook maintained at $0.75 per diluted share; range of $0.70 to $0.80

LAFAYETTE, Ind. – April 28, 2021 – Wabash National Corporation (NYSE: WNC), the innovation leader of engineered solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended March 31, 2021.
Net sales for the first quarter 2021 of $392.0 million increased 1.3% versus the prior year quarter as the Company continued to scale its ability to serve strong customer demand. Consolidated gross profit was $47.2 million, or 12.0% of sales. Operating income was $11.2 million, or 2.9% of sales. Earnings per share was $0.06.
Total Company backlog as of March 31, 2021 was approximately $1.5 billion as new order activity slightly outpaced shipments despite seasonal trends showing a sequential softening in first quarter backlog three of the past five years. Backlog rose 4% compared to December 2020 and was 57% above March 2020.
“During the first quarter, the Wabash team executed well to navigate the unprecedented labor and supply-chain challenges that have impacted our industry in addition to all U.S. manufacturing sectors,” explained Brent Yeagy, president and chief executive officer. “Freight activity in the United States remains exceptionally strong and we are focused on adding the system capacity to support our customers’ demand for equipment now and into the future.”
For the full year ending December 31, 2021, the company increased its sales guidance to $1.95 billion to $2.05 billion and maintained its earnings per diluted share midpoint of $0.75 with a range of $0.70 to $0.80.

“We remain focused on executing on solid demand conditions this year while simultaneously working to secure adequate labor and supply stability in order to achieve strong exit run rates by the end of 2021. We expect to be well positioned to maximize our factory capacity and achieve further operating margin expansion in 2022, particularly as we anniversary strong material cost headwinds in the current year. Our One Wabash approach has our businesses coming together in new and interesting ways and has accelerated conversations with key customers seeking strategic partners for solutions to support transportation, logistics and distribution.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2021 and 2020. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three Months Ended March 31,	2021	2020	2021	2020	2021	2020
	(dollars in thousands)
New trailers shipped	9,250	8,525	420	625	—	—
Net sales	$247,709	$250,975	$74,008	$82,958	$77,065	$60,270
Gross profit	$27,235	$23,843	$15,103	$15,141	$6,456	$(244)
Gross profit margin	11.0%	9.5%	20.4%	18.3%	8.4%	(0.4)%
Income (loss) from operations	$20,865	$15,871	$6,089	$(6,070)	$(3,947)	$(108,041)
Income (loss) from operations margin	8.4%	6.3%	8.2%	(7.3)%	(5.1)%	(179.3)%
Adjusted income (loss) from operations	$20,865	$16,248	$6,089	$4,901	$(3,947)	$(12,275)
Adjusted income (loss) from operations margin	8.4%	6.5%	8.2%	5.9%	(5.1)%	(20.4)%
Commercial Trailer Products’ net sales for the first quarter were $247.7 million, a decrease of 1.3% as compared to the prior year quarter, as operations scale to meet improved customer demand. Operating income was $20.9 million or 8.4% of sales during the quarter.
Diversified Products’ net sales for the first quarter were $74.0 million, a decrease of 10.8% as compared to the prior year, as operations work to ramp up. Additionally, the revenue decline was influenced by a divestiture completed in the prior year. Operating income was $6.1 million, or 8.2% of sales during the quarter.
Final Mile Products’ net sales for the first quarter totaled $77.1 million, an increase of 27.9% as compared to the prior year, as operations scale to be able to satisfy stronger market demand. Operating loss was $3.9 million during the quarter.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, free cash flow, adjusted operating income (loss), adjusted net income (loss), adjusted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income (loss), and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income (loss) and net income (loss), is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income (loss) is included in the tables following this release.

Free cash flow is defined as net cash (used in) provided by operating activities minus capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash (used in) provided by operating activities is included in the tables following this release.
Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating income (loss) to operating income (loss), the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net loss (2020) and adjusted earnings per basic (2020) share reflect adjustments for non-cash impairment and the related tax effects of these adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net loss and basic (2020) net income loss per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income and adjusted earnings per diluted (2021) and basic (2020) share to net income (loss) and net income (loss) per diluted (2021) and basic (2020) share is included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, is calculated by adding back segment depreciation and amortization expense to segment operating income (loss), and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income (loss) from operations is included in the tables following this release.
First Quarter 2021 Conference Call
Wabash National will discuss its results during its quarterly investor conference call on Wednesday, April 28, 2021, beginning at 10:00 a.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.wabashnational.com. The conference call will also be accessible by dialing (833) 476-0947, conference ID 2497361. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About Wabash National Corporation
As the innovation leader of engineered solutions for the transportation, logistics and distribution industries, Wabash National Corporation (NYSE: WNC) is changing how the world reaches you. Headquartered in Lafayette, Indiana, the company’s mission is to enable customers to succeed with breakthrough ideas and solutions that help them move everything from first to final mile. Wabash National designs and manufactures a diverse range of products, including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include a continued or prolonged shutdown or reduction of our operations, substantially reduced customer orders or sales volumes and supply disruptions due to the coronavirus (COVID-19) outbreak, the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$168,887	$217,677
Accounts receivable, net	134,360	101,301
Inventories, net	227,172	163,750
Prepaid expenses and other	90,225	63,036
Total current assets	620,644	545,764
Property, plant, and equipment, net	206,598	209,676
Goodwill	199,552	199,560
Intangible assets, net	161,097	166,887
Other assets	38,463	39,583
Total assets	$1,226,354	$1,161,470
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Current portion of finance lease obligations	293	348
Accounts payable	170,961	104,425
Other accrued liabilities	127,324	130,980
Total current liabilities	298,578	235,753
Long-term debt	448,214	447,979
Finance lease obligations	—	30
Deferred income taxes	52,333	46,777
Other non-current liabilities	24,927	26,052
Total liabilities	824,052	756,591
Commitments and contingencies
Stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 51,711,291 and 52,536,482 shares outstanding, respectively	757	755
Additional paid-in capital	647,960	644,695
Retained earnings	106,483	107,233
Accumulated other comprehensive income	21,860	7,633
Treasury stock at cost, 24,111,035 and 23,004,607 common shares, respectively	(374,758)	(355,437)
Total stockholders' equity	402,302	404,879
Total liabilities and stockholders’ equity	$1,226,354	$1,161,470

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Net sales	$392,003	$387,074
Cost of sales	344,837	350,331
Gross profit	47,166	36,743
General and administrative expenses	22,867	26,192
Selling expenses	6,665	7,998
Amortization of intangible assets	5,798	5,495
Impairment and other, net	621	107,114
Income (loss) from operations	11,215	(110,056)
Other income (expense):
Interest expense	(6,150)	(6,272)
Other, net	(14)	120
Other expense, net	(6,164)	(6,152)
Income (loss) before income tax expense (benefit)	5,051	(116,208)
Income tax expense (benefit)	1,834	(9,561)
Net income (loss)	$3,217	$(106,647)

Net income (loss) per share:
Basic	$0.06	$(2.01)
Diluted	$0.06	$(2.01)
Weighted average common shares outstanding (in thousands):
Basic	52,126	53,156
Diluted	53,044	53,156

Dividends declared per share	$0.08	$0.08

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income (loss)	$3,217	$(106,647)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	6,432	5,624
Amortization of intangibles	5,798	5,495
Net gain on sale of property, plant and equipment	(193)	(3)
Deferred income taxes	661	(1,849)
Stock-based compensation	2,032	(917)
Impairment	817	107,114
Non-cash interest expense	296	265
Accounts receivable	(33,059)	34,522
Inventories	(63,422)	(59,001)
Prepaid expenses and other	(7,031)	(838)
Accounts payable and accrued liabilities	61,789	8,235
Other, net	259	(2,054)
Net cash used in operating activities	$(22,404)	$(10,054)
Cash flows from investing activities
Capital expenditures	(4,165)	(6,278)
Proceeds from the sale of property, plant, and equipment	203	25
Net cash used in investing activities	$(3,962)	$(6,253)
Cash flows from financing activities
Proceeds from exercise of stock options	1,235	—
Dividends paid	(4,253)	(4,482)
Borrowings under revolving credit facilities	114	45,040
Payments under revolving credit facilities	(114)	(40)
Principal payments under finance lease obligations	(85)	(80)
Debt issuance costs paid	—	(9)
Stock repurchases	(19,321)	(10,051)
Net cash (used in) provided by financing activities	$(22,424)	$30,378
Cash and cash equivalents:
Net (decrease) increase in cash, cash equivalents, and restricted cash	$(48,790)	$14,071
Cash, cash equivalents and restricted cash at beginning of period	217,677	140,516
Cash, cash equivalents, and restricted cash at end of period	$168,887	$154,587

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

Three Months Ended March 31,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2021
New trailers shipped	9,250	420	—	—	9,670
Used trailers shipped	15	25	—	—	40

New Trailers	$238,665	$30,266	$—	$—	$268,931
Used Trailers	165	847	—	—	1,012
Components, parts and service	5,941	29,966	3,723	(5,843)	33,787
Equipment and other	2,938	12,929	73,342	(936)	88,273
Total net external sales	$247,709	$74,008	$77,065	$(6,779)	$392,003
Gross profit	$27,235	$15,103	$6,456	$(1,628)	$47,166
Income (loss) from operations	$20,865	$6,089	$(3,947)	$(11,792)	$11,215

2020
New trailers shipped	8,525	625	—	—	9,150
Used trailers shipped	35	35	—	—	70

New Trailers	$237,901	$43,312	$—	$—	$281,213
Used Trailers	318	1,210	—	—	1,528
Components, parts and service	9,272	26,082	3,722	(7,100)	31,976
Equipment and other	3,484	12,354	56,548	(29)	72,357
Total net external sales	$250,975	$82,958	$60,270	$(7,129)	$387,074
Gross profit	$23,843	$15,141	$(244)	$(1,997)	$36,743
Income (loss) from operations	$15,871	$(6,070)	$(108,041)	$(11,816)	$(110,056)

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating Income (Loss)[1]	Three Months Ended March 31,
	2021	2020
Commercial Trailer Products
Income from operations	$20,865	$15,871
Adjustments:
Impairment	—	377
Adjusted operating income	$20,865	$16,248

Diversified Products
Income (loss) from operations	6,089	(6,070)
Adjustments:
Impairment	—	10,971
Adjusted operating income	6,089	4,901

Final Mile Products
Loss from operations	(3,947)	(108,041)
Adjustments:
Impairment	—	95,766
Adjusted operating loss	(3,947)	(12,275)

Corporate
Loss from operations	(11,792)	(11,816)

Consolidated
Income (loss) from operations	11,215	(110,056)
Adjustments:
Impairment	—	107,114
Adjusted operating income (loss)	$11,215	$(2,942)

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended March 31,
	2021	2020
Net income (loss)	$3,217	$(106,647)
Income tax expense (benefit)	1,834	(9,561)
Interest expense	6,150	6,272
Depreciation and amortization	12,230	11,119
Stock-based compensation	2,032	(917)
Impairment and other, net	621	107,114
Other, net	14	(120)
Operating EBITDA	$26,098	$7,260

Adjusted Net Income[2]:	Three Months Ended March 31,
	2021	2020
Net income (loss)	$3,217	$(106,647)
Adjustments:
Impairment	—	107,114
Tax effect of aforementioned items	—	(2,786)
Adjusted net income (loss)	$3,217	$(2,319)

Adjusted Diluted (2021) and Basic (2020) Earnings Per Share[2]:	Three Months Ended March 31,
	2021	2020
Diluted (2021) and basic (2020) earnings per share	$0.06	$(2.01)
Adjustments:
Impairment	—	2.02
Tax effect of aforementioned items	—	(0.05)
Adjusted diluted (2021) and basic (2020) earnings per share	$0.06	$(0.04)

Weighted average diluted (2021) and basic (2020) shares outstanding (in thousands)	53,044	53,156

1 Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income (loss) and net income (loss), is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net loss (2020) and adjusted earnings per basic (2020) share reflect adjustments for non-cash impairment and the related tax effects of these adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net loss and basic (2020) net income loss per share, is beneficial to an investor’s understanding of the Company’s performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended March 31,
	2021	2020
Net cash used in operating activities	$(22,404)	$(10,054)
Capital expenditures	(4,165)	(6,278)
Free cash flow[1]	$(26,569)	$(16,332)

1 Free cash flow is defined as net cash (used in) provided by operating activities minus capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three Months Ended March 31,	2021	2020	2021	2020	2021	2020
Income (loss) from operations	$20,865	$15,871	$6,089	$(6,070)	$(3,947)	$(108,041)
Depreciation and amortization	3,038	2,732	4,099	4,499	4,564	3,555
Impairment and other, net	186	377	432	10,971	4	95,766
Adjusted segment EBITDA	$24,089	$18,980	$10,620	$9,400	$621	$(8,720)

Adjusted segment EBITDA margin	9.7%	7.6%	14.3%	11.3%	0.8%	(14.5)%

1 Adjusted segment EBITDA, a non-GAAP financial measure, is calculated by adding back segment depreciation and amortization expense to segment operating income (loss), and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.